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                                                                   EXHIBIT 10.19

                               INDEMNITY AGREEMENT

         This AGREEMENT (the "Agreement") made this 28th day of September, 2000, by and between Rushmore Securities Corporation, a Texas corporation (hereinafter called "Rushmore"), Pioneer Futures, Inc., a New York corporation (hereinafter, "Pioneer"), Andover Brokerage LLC, a New York limited liability company (hereinafter, "Andover"), Vincent Viola, an individual, and Michael Picozzi III, an individual.

         WHEREAS, Rushmore and MV Technologies, LLC (hereinafter "MV Technologies") have entered into that certain Software Assignment and License Agreement of even date herewith (hereinafter "Software Assignment"); and

         WHEREAS, as an inducement to entering into that Software Assignment, Rushmore desires certain indemnities related to that Software Assignment; and

         WHEREAS, Mr. Viola and Mr. Picozzi III are principals in MV Technologies, Andover and/or Pioneer; and

         WHEREAS, Andover and Pioneer derive a benefit from the Software Assignment because of business relationships with MV Technologies.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Indemnification. Pioneer, Andover, Vincent Viola, and Michael Picozzi III fully indemnify and hold harmless Rushmore for any cause of action or litigation, including attorneys' fees and damages, from Blackwood Securities LLC, Blackwood Trading LLC, or any other third party regarding the transfer of ownership in the Work (as such term is defined in the Software Agreement) from Rushmore to MV Technologies or from any transfer of rights from Rushmore to Mercury Securities LLC. Rushmore shall promptly notify such parties upon its receipt of any notice of any such cause of action or litigation.

         2. Counterparts. This Agreement may be executed in one or more original or facsimile counterparts.

         IN WITNESS WHEREOF and intended to be legally bound by, the parties have hereunder set their hands, the day and year first written above.

                             /s/ RUSHMORE SECURITIES CORPORATION

                             /s/ PIONEER FUTURES, INC.

                             /s/ ANDOVER BROKERAGE LLC

                             /s/ VINCENT VIOLA

                             /s/ MICHAEL PICOZZI III